Exhibit 10.1

Termination Notice Pursuant to Merger Agreement

VIWO Technology Inc.

December 29, 2025

Future Vision II Acquisition Corp.

Attn: Chief Executive Officer

Re: Termination of Merger Agreement dated November 28, 2024 (as amended by Amendment No. 1 dated December 10, 2024)

Dear Sirs:

VIWO Technology Inc., a Cayman Islands exempted company (the “Company”), hereby provides written notice to Future Vision II Acquisition Corp., a Cayman Islands exempted company (the “Purchaser”), and Future Vision II Acquisition Merger Subsidiary Corp., a Cayman Islands exempted company (the “Merger Sub,” and together with the Purchaser, the “Purchaser Parties”), pursuant to Section 11.1(b) of Article XI of that certain Merger Agreement, dated as of November 28, 2024 (as amended by Amendment No. 1 dated December 10, 2024, the “Merger Agreement”), by and among the Purchaser, the Merger Sub, and the Company.

The Company hereby terminates the Merger Agreement effective immediately, on the grounds that the Merger has not been consummated on or prior to November 28, 2025 (the “Outside Closing Date”), as defined in the Merger Agreement.

The Company confirms that this termination right is available to it under Section 11.1(b), as the lapse of the Outside Closing Date without consummation of the Merger has occurred, and no breach by the Company of any representation, warranty, covenant, or agreement under the Merger Agreement has caused or resulted in such failure.

Pursuant to Section 11.3 of the Merger Agreement, upon this termination, the Merger Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party thereto, except for the surviving provisions specified therein (including those in Article XIII and Section 11.3), and subject to any rights or obligations with respect to willful breaches prior to termination.

This notice is delivered in accordance with the notice provisions set forth in Section 13.2 of the Merger Agreement.

Please acknowledge receipt of this notice by countersigning below and returning a copy to the undersigned.

VIWO Technology Inc.

By:	/s/ Fidel Yang
Name:	Fidel Yang
Title:	Chief Executive Officer and Director

Acknowledgment of Receipt:

Future Vision II Acquisition Corp.

Future Vision II Acquisition Merger Subsidiary Corp.

By:	/s/ Danhua Xu
Name:	Danhua Xu
Title:	Chief Executive Officer and Director